UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2015

INLAND AMERICAN REAL ESTATE TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-51609	34-2019608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2809 Butterfield Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 218-8000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

A copy of a letter from Inland American Real Estate Trust, Inc. (the “Company”) to its stockholders, dated February 24, 2015, regarding the estimated value per share of our common stock and our anticipated distribution rate, as discussed in Item 8.01 of this Current Report, among other matters, is furnished as Exhibit 99.1 to this Current Report. Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. In addition, Exhibit 99.1 shall not be incorporated by reference into our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filings.

Item 8.01.	Other Events.

Distribution Rate

On February 24, 2015, in a letter from the Company to its stockholders, the Company announced that the board of directors has reduced the Company’s annual distribution rate from $0.50 per share of common stock to $0.13 per share of common stock. The reduction in the distribution rate will be effective for the February 2015 distribution payable to all stockholders of record on February 27, 2015. Distributions payable to each stockholder of record will be paid in cash on March 12, 2015. A copy of the letter from the Company to its stockholders, dated February 24, 2015 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Estimated Value per Share

We are publishing an estimated per share value of our common stock to assist broker dealers that sold our common stock in our initial and follow-on “best efforts” offerings to comply with the rules regarding account statement reporting published by the Financial Industry Regulatory Authority (“FINRA”). On February 24, 2015, we announced an estimated value of our common stock equal to $4.00 per share.

Methodology

The audit committee of the Company’s board of directors (“Audit Committee”) engaged Real Globe Advisors, LLC (“Real Globe”), an independent third-party real estate advisory firm, to estimate the per share value of our common stock on a fully diluted basis as of February 4, 2015. Real Globe has extensive experience estimating the fair values of commercial real estate. The report furnished to the Audit Committee by Real Globe complies with the reporting requirements set forth under Standard Rule 2-2(a) of the Uniform Standards of Professional Appraisal Practice and is certified by a member of the Appraisal Institute with the MAI designation. The Real Globe report, dated February 11, 2015, reflects values as of February 4, 2015. Real Globe does not have any direct or indirect interests in any transaction with us or in any currently proposed transaction to which we are a party, and there are no conflicts of interest between Real Globe, on one hand, and Company or any of our directors, on the other.

To estimate our per share value, Real Globe utilized the “net asset value” or “NAV” method which is based on the fair value of real estate, real estate related investments and all other assets, less the fair value of total liabilities. The fair value estimate of our real estate assets is equal to the sum of its individual real estate values. Generally, Real Globe estimated the value of the Company’s wholly-owned core and non-core real estate and real estate-related assets, using a discounted cash flow, or “DCF”, of projected net operating income, less capital expenditures, for each property, for the ten-year period ending January 31, 2025, and applying a market supported discount rate and capitalization rate. For all other assets, including cash, other current assets, certain non-core assets, joint ventures, land developments, and marketable securities, fair value was determined separately. Real Globe also estimated the fair value of the Company’s long-term debt obligations, including the current liabilities, by comparing market interest rates to the contract rates on the Company’s long-term debt and discounting to present value the difference in future payments. Real Globe determined NAV in a manner consistent with the definition of fair value under U.S. generally accepted accounting principles (or “GAAP”) set forth in FASB’s Topic ASC 820.

Net asset value per share was estimated by subtracting the fair value of our total liabilities from the fair value of our total assets and dividing the result by the number of common shares outstanding on a fully diluted basis as of February 4, 2015. Real Globe then applied a discount rate and capitalization rate sensitivity analysis on the weighted average terminal capitalization and discount rates used to value all wholly owned real estate assets, resulting in a value range equal to $3.85 – $4.18 per share. The mid-point in that range was $4.00.

The exit capitalization rate and discount rate have a significant impact on the estimated value under the net asset value method. The following chart presents the impact of changes to our share price based on variations in the exit capitalization and discount rates within the range of values determined by Real Globe.

	Range of Value and Rate
	Low	Midpoint	High
Share Price	$3.85	$4.00	$4.18
Exit Capitalization Rate	6.88%	6.63%	6.38%

Discount Rate	7.93%	7.68%	7.43%

On February 17, 2015, the Audit Committee met to review and discuss Real Globe’s report. Following this review, the Audit Committee unanimously adopted a resolution accepting the Real Globe analysis. The Audit Committee also unanimously adopted a resolution recommending an estimate of per share value as of February 4, 2015 equal to $4.00 per share. At a full meeting of our board of directors held on February 18, 2015, the Audit Committee made a recommendation to the board that we publish an estimate of per share value as of February 4, 2015 equal to $4.00 per share. The board unanimously adopted this recommendation of estimated per share value, which estimated value assumes a weighted average exit capitalization rate equal to 6.63% and a discount rate equal to 7.68%.

The following table summarizes the individual components presented to the Audit Committee to estimate per share value:

Per Share
Real Properties (1) (2)	$5.06
Joint Ventures and Land held for Developments (3)	$.50
Marketable Securities (4)	$.22
Cash and Other Assets, Net of Other Liabilities	$.28
Fair Value of Debt (5)	$(2.06)

Estimated per Share Value	$4.00

(1)	The key assumptions (shown on a weighted-average basis) that were used by Real Globe for those properties evaluated by a discounted cash flow analysis to estimate the value of the core and non-core properties are set forth in the following table. The assumptions are separately reflected for each of the three business segments reported in the Company’s quarterly report on Form 10-Q for the period ended September 30, 2014.

	Retail	Student Housing	Non-Core	Weighted Average Basis
Exit capitalization rate	6.73%	6.05%	7.04%	6.63%
Discount rate	7.60%	7.82%	7.98%	7.68%
Annual net operating income growth rate	2.04%	2.83%	3.31%	2.29%
Annual holding period	10 years	10 years	10 years	10 years

(2)	The non-core consists of multi-tenant office, industrial and triple net properties.
(3)	Value for our joint ventures and developments was estimated by Real Globe using a discounted cash flow model and the value was based on our proportionate interest under the respective joint venture agreements.
(4)	Marketable securities were valued using the closing price of each security on January 31, 2015. There were no material differences between the value of the marketable securities as of January 31, 2015 and February 4, 2015. In addition, our ownership of approximately 5% of Xenia Hotels & Resorts, Inc.’s outstanding shares as of February 4, 2015 is reflected in the value of marketable securities.
(5)	The fair value of our debt instruments was estimated by Real Globe using discounted cash flow models, which assume a weighted average effective interest rate of 5.47% per annum. We believe that this assumption reflects the terms currently available on similar borrowing terms to borrowers with credit profiles similar to ours.

We believe that the NAV method used to estimate the per share value of our common stock is the methodology most commonly used by non-listed REITs to estimate per share value. The value of our real estate assets that were valued by Real Globe, including our investments in joint ventures and marketable securities, reflects an overall decline from original purchase price for those assets, plus post-acquisition capital investments, of 6%. We believe that the assumptions described herein to estimate value are within the ranges used by market participants buying and selling similar properties, including joint venture and development assets. The estimated value may not, however, represent current market values or fair values as determined in accordance with GAAP. Real properties are currently carried at their amortized cost basis in the Company’s financial statements. The estimated value of our real estate assets reflected above does not necessarily represent the value we would receive or accept if the assets were marketed for sale. The market for commercial real estate can fluctuate and values are expected to change in the future. Further, the estimated per share value of the Company’s common stock does not reflect a liquidity discount for the fact that the shares are not currently traded on a national securities exchange, a discount for the non-assumability or prepayment obligations associated with certain of the Company’s loans and other costs that may be incurred, including any costs of sale of its assets.

As noted above, our estimated per share value does not reflect “enterprise value” which may include an adjustment for:

•	the large size of our portfolio given that some buyers may be willing to pay more for a large portfolio than they are willing to pay for each property in the portfolio separately;

•	any other intangible value associated with a going concern; or

•	the possibility that our shares could trade at a premium or a discount to net asset value if we listed our shares on a national securities exchange.

Our estimated per share value as of December 31, 2013 was equal to $6.94 per share. Like this year, the estimated value was based solely upon the net asset value of our real estate assets and liabilities. The following table compares the individual components of estimated value as of December 31, 2013 and February 4, 2015, respectively:

	2/4/2015 Per Share	12/31/2013 Per Share
Real Properties	$5.06	$10.86
Joint Ventures and Land held for Developments	.50	.68
Marketable Securities	.22	.21
Cash and Other Assets, net of other liabilities	.28	.45
Fair Value of Debt	(2.06)	(5.26)

Estimated per Share Value	$4.00	$6.94

Our portfolio changed significantly during 2014 and as a result of the spin-off of Xenia Hotels & Resorts, Inc. (“Xenia”) on February 3, 2015. These activities reduced the size of our portfolio and the amount of our long-term indebtedness, which contributed to a reduction in the total value of real properties in our portfolio. Through the spin-off date, we disposed of approximately $1.6 billion of non-strategic assets. In addition, we disposed of our lodging segment through a portfolio sale of our select service assets and the spin-off of Xenia, our premium lodging assets. We continue to now own approximately 5% of the outstanding shares of Xenia. The retail and student housing property values on a same store basis increased, while we saw a decrease in the non-core segment property values. In December 2014, we liquidated two joint ventures. We reduced our outstanding debt balance by approximately $800 million compared to December 2013 as a result of disposition activity, including the Xenia spin-off, and the payoff and refinancing of maturing debt. Also, the number of shares outstanding and used in the calculation, on a fully diluted basis as of December 31, 2013 and February 4, 2015 were 907,688,220 and 861,824,777, respectively.

Limitations of the Estimated Value per Share

As mentioned above, we are providing this estimated value per share to assist broker dealers in meeting their customer account statement reporting obligations.

As with any methodology used to estimate value, the methodology employed by Real Globe and the recommendations made by the Company were based upon a number of estimates and assumptions that may not be accurate or complete. Further, different parties using different assumptions and estimates could derive a different estimated value per share, which could be significantly different from our estimated value per share. The estimated per share value does not represent (i) the amount at which our shares would trade at a national securities exchange, (ii) the amount a stockholder would obtain if he or she tried to sell his or her shares or (iii) the amount stockholders would receive if we liquidated our assets and distributed the proceeds after paying all of our expenses and liabilities. Accordingly, with respect to the estimated value per share, we can give no assurance that:

•	a stockholder would be able to resell his or her shares at this estimated value;

•	a stockholder would ultimately realize distributions per share equal to our estimated value per share upon liquidation of our assets and settlement of our liabilities or a sale of the Company;

•	our shares would trade at a price equal to or greater than the estimated value per share if we listed them on a national securities exchange; or

•	the methodology used to estimate our value per share would be acceptable to FINRA or that the estimated value per share will satisfy the applicable annual valuation requirements under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Internal Revenue Code of 1986, as amended (the “Code”), with respect to employee benefit plans subject to ERISA and other retirement plans or accounts subject to Section 4975 of the Code.

The estimated value per share was accepted by our board on February 18, 2015 and reflects the fact that the estimate was calculated at a moment in time. The value of our shares will likely change over time and will be influenced by changes to the value of our individual assets as well as changes and developments in the real estate and capital markets. We currently anticipate publishing a new estimated share value at the end of 2015. Nevertheless, stockholders should not rely on the estimated value per share in making a decision to buy or sell shares of our common stock.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements,” which are not historical facts, within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts, but rather are predictions and generally can be identified by use of statements that include phrases such as “believe,” “expect,” “estimate,” “will,” “likely” or other words or phrases of similar import. Similarly, statements that describe or contain information related to matters such as the Company’s intent, belief or expectation with respect to its financial performance, investment strategy and portfolio, cash flows, growth prospects and distribution rates and amounts are forward-looking statements. These forward-looking statements often reflect a number of assumptions and involve known and unknown risks, uncertainties and other factors that could cause the Company’s actual results to differ materially from those currently anticipated in these forward-looking statements. In light of these risks and uncertainties, the forward-looking events might or might not occur, which may affect the accuracy of forward-looking statements and cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Certain factors that could cause actual results to differ materially from these forward-looking statements are listed from time to time in the Company’s Securities and Exchange Commission reports, including, but not limited to, the Annual Report on Form 10-K, which filings are available from the SEC. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this Current Report on Form 8-K. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Inland American Real Estate Trust, Inc. letter to stockholders, dated February 24, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND AMERICAN REAL ESTATE TRUST, INC.

Date:	February 24, 2015	By:	/s/ Jack Potts
		Name:	Jack Potts
		Title	Executive Vice President – Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Inland American Real Estate Trust, Inc. letter to stockholders, dated February 24, 2015